Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated July 19, 2005 on the consolidated financial statements of Yukon Gold Corporation, Inc. (the "Company") included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended April 30, 2005.


                                               /s/ Schwartz Levitsky Feldman LLP

                                               "SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario, Canada
July 29, 2005                                             Chartered Accountants



1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
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